EXHIBIT 10.76

                         EXECUTIVE EMPLOYMENT AGREEMENT

This Executive Employment Agreement ("Executive Agreement") is made and entered into as of the 1st day of January, 2003 by and between Four Queens, Inc., a Nevada corporation and wholly-owned subsidiary of Elsinore Corporation ("Elsinore"), with its principal offices located at 202 Fremont Street, Las Vegas, Nevada 89101 (hereinafter referred to as the "COMPANY"), and Gina L. Contner Mastromarino (hereinafter referred to as "EXECUTIVE").

WHEREAS, EXECUTIVE possesses considerable knowledge and expertise relating to the management of gaming properties and hotels and casinos; and

WHEREAS, the COMPANY desires to avail itself of such knowledge and expertise by employing EXECUTIVE, and EXECUTIVE desires to accept such employment with the COMPANY, under the terms and conditions hereinafter stated in this Executive Agreement;

NOW, THEREFORE, in consideration of EXECUTIVE'S employment with the COMPANY, the mutual covenants and obligations hereinafter set forth, and for other good and valuable consideration, the receipt and value of which is hereby acknowledged, the parties agree as follows:

SECTION 1.        Term of Executive Agreement
EXECUTIVE'S employment with the COMPANY under this Executive Agreement commenced on January 1, 2003 (the "Commencement Date") and shall continue until the close of business on December 31, 2003 (the "Expiration Date"), unless terminated earlier as provided anywhere else in this Executive Agreement. The Term of this Executive Agreement may be renewed or extended by the COMPANY, in its sole and absolute discretion. "Term" is defined in this Executive Agreement to mean the current one (1) year term of EXECUTIVE's employment pursuant to this Executive Agreement commencing on the Commencement Date and ending on the Expiration Date, subject to prior termination as provided herein and subject to any renewal term of employment timely approved by the COMPANY in writing. If the COMPANY fails to renew or extend the Term and this Executive Agreement by written addendum hereto before the Expiration Date, or if EXECUTIVE's employment with the COMPANY is not terminated by written notice from the COMPANY prior to or effective as of the Expiration Date, which notice is delivered prior to the Expiration Date, then EXECUTIVE thereafter will be deemed to be an at-will employee pursuant to the laws of the State of Nevada, subject, in any case, to Section 5.3 below. This means EXECUTIVE may quit or resign at any time thereafter, for any reason or no reason, with or without notice, and the COMPANY may terminate EXECUTIVE at any time, for any reason or no reason, with or without notice. As an at-will employee, there is no promise by the COMPANY that employment will continue for any set period of time and there is no promise by either EXECUTIVE or the COMPANY that employment will be terminated only under particular circumstances. Any exception to this policy of employment-at-will may only be made in writing signed by the President of the COMPANY. In particular, this policy is not modified by any statements, express or implied, contained in any employment handbook, application, memoranda, policy, procedure, or other materials or statements provided to EXECUTIVE in connection with her employment.

SECTION 2.        Duties of Employee
2.1 Throughout the term of this Executive Agreement, EXECUTIVE shall be employed as Executive Director of Finance for the Four Queens Hotel & Casino. EXECUTIVE agrees to devote her full time efforts to her position with the COMPANY.

2.2 EXECUTIVE agrees to observe and comply with the rules and regulations as adopted by the COMPANY, either orally or in writing, regarding performance of her duties. The COMPANY shall have the power to direct, control and supervise the manner of and the time in which EXECUTIVE shall perform her duties for the COMPANY.

2.3 EXECUTIVE agrees that she will, at all times faithfully and industriously and to the best of her ability, experience and talents, perform all of the duties that may be required under this Executive Agreement. Such duties shall be rendered primarily at the office of the COMPANY in Las Vegas, Nevada; although EXECUTIVE may be required to travel at the sole expense of the COMPANY to such places as may be required to conduct business on behalf of the COMPANY. However, such travel must be at reasonable times, and shall be required in such a way as not to impose a burden upon EXECUTIVE.

SECTION 3.        Compensation
3.1 Base Salary: During the term of this Executive Agreement, EXECUTIVE shall receive from the COMPANY an annual base salary of One Hundred Forty-Five Thousand Dollars, ($145,000.00) ("Base Salary"), less legally required deductions, payable in biweekly installments, or at any other intervals mutually agreed upon in writing by the parties. Such Base Salary shall be reviewed no less than annually for increase at the discretion of the COMPANY.

3.2      Other Compensation:
EXECUTIVE may receive, in addition to his base salary, other compensation pursuant to incentive and/or bonus programs which the COMPANY may, in its sole discretion, establish from time to time.

3.3      Other Benefits.
EXECUTIVE shall be permitted during the Term, if and to the extent eligible, to participate in any group life, hospitalization or disability insurance plan, health program (collectively "Health Benefits"), deferred compensation plan, or pension plan or similar benefit plan of the COMPANY, which may be available generally to other senior executives and managers of the COMPANY.

3.4      Business and Travel Expenses:
Subject to such policies applicable to senior executives generally, as may from time to time be established by the Board of Directors, the COMPANY shall pay or reimburse the EXECUTIVE for all reasonable expenses actually incurred or paid by the EXECUTIVE during the Term in the performance of EXECUTIVE'S services under the Agreement, upon presentation of expense statements or vouchers or such other supporting information as it may require.

3.5      Vacation:
The EXECUTIVE shall be entitled to four weeks of vacation per each twelve-month period following the EXECUTIVE'S anniversary date. The EXECUTIVE will accrue at a rate of 1 2/3 day per month. The EXECUTIVE may carry forward up to one week of unused vacation accrued in the twelve-month period to the next twelve-month period, unless otherwise approved in writing by the General Manager of the COMPANY.

SECTION 4:        Illness or Disability of Employee
If during the Term, the EXECUTIVE becomes physically or mentally disabled, whether totally or partially, so that the EXECUTIVE is unable to substantially perform his services thereunder for (a) a period of three consecutive months or
(b) for shorter periods aggregating 100 days during any twelve month period the COMPANY may at any time after the last day of the three consecutive months of disability or the day on which the shorter periods of disability equal an aggregate of 100 days, by written notice to the EXECUTIVE, terminate the Term of the EXECUTIVE'S employment thereunder.

SECTION 5:        Termination of Executive Agreement
This Executive Agreement may be terminated before the expiration of the Term as set forth in Section 1 of this Executive Agreement as follows:

5.1      Termination Without Cause:
a) EXECUTIVE may terminate this Executive Agreement at any time without cause by giving the COMPANY two weeks written notice of such termination. Upon such termination, the COMPANY shall have no further obligations to the EXECUTIVE; provided however, that if the EXECUTIVE provides two weeks written notice, the EXECUTIVE shall be entitled to payment for any earned and accrued but unused vacation.

b) The COMPANY may terminate this Executive Agreement at any time without cause by giving the EXECUTIVE written notice. If the COMPANY terminates the EXECUTIVE'S employment without cause, COMPANY shall pay EXECUTIVE one (1) year salary, less standard withholdings and deductions, payable in biweekly installments. COMPANY shall also pay for EXECUTIVE's COBRA benefits for a period of one (1) year. The EXECUTIVE shall receive payment for any earned and accrued but unused vacation up through the date of notice of termination.

5.2      Termination For Cause:
The COMPANY may, at any time during the Term, immediately terminate this Executive Agreement and all of its obligations hereunder for cause by giving EXECUTIVE written notice of the termination. The term "for cause" shall mean any one or more of the following: (i) EXECUTIVE'S material breach of this Executive Agreement; (ii) EXECUTIVE'S negligent or willful misperformance of her duties;
(iii) EXECUTIVE'S conviction of a felony or any other crime involving moral turpitude or dishonesty which, in the good faith opinion of the COMPANY would impair EXECUTIVE'S ability to perform her duties or harm the COMPANY'S business reputation; (iv) EXECUTIVE'S failure or refusal to comply with the COMPANY policies, standards or regulations; (v) EXECUTIVE'S unauthorized disclosure of the COMPANY'S or Elsinore's trade secrets and/or other confidential business information. (vi) EXECUTIVE'S failure to obtain or maintain any gaming license or approval from the Nevada Gaming Control Board or any other licensing or regulatory agency necessary for EXECUTIVE to perform her duties and obligations under this Executive Agreement. The COMPANY, in its sole discretion, shall decide whether the "for cause" definition has been satisfied.

5.3      Termination by Non-Renewal of Executive Agreement
In the event this Executive Agreement expires at the end of the Term without renewal by the COMPANY and EXECUTIVE is not terminated by written notice from the COMPANY prior thereto or effective as of the Expiration Date, such that EXECUTIVE continues to be employed by the COMPANY as an at-will employee pursuant to Section 1 above, and if EXECUTIVE is thereafter terminated, except for cause, prior to December 31st of the next calendar year following the calendar year in which the Term expires, EXECUTIVE shall be entitled to the Base Salary, less standard withholdings and deductions, payable in biweekly installments, for the remainder of such next calendar year following the calendar year in which the Term expires. COMPANY shall pay for EXECUTIVE's COBRA benefits for that same period. EXECUTIVE shall receive payment for any earned and accrued but unused vacation up through the date of termination.

5.4      Termination Upon Disability
If this Executive Agreement is terminated as a result of EXECUTIVE's disability, as determined under Section 4, COMPANY will pay EXECUTIVE her Base Salary through the remainder of the Term.

5.5      Termination by Change of Ownership or Control
(a) In the event of a change in ownership or control of COMPANY as hereinafter defined. EXECUTIVE shall have two options: (1) elect to be employed with the entity or person having acquired such control; or (2) terminate this Executive agreement. In the event EXECUTIVE accepts the second option, EXECUTIVE shall be entitled to one (1) year's Base Salary, less standard withholdings and deductions, payable in biweekly installments. COMPANY shall also pay for EXECUTIVE'S COBRA benefits for a period of one (1) year. EXECUTIVE must exercise either of the two foregoing options by the time the change in control or ownership becomes effective.

     For purposes of this Agreement, a "Change of Ownership or Control" shall mean the following: all or substantially all of the assets of the COMPANY are directly or through transfer of equity interests transferred or otherwise disposed of in one or a series of related transactions after which (1) the COMPANY ceases to own directly or indirectly substantially all equity interests in Four Queens Hotel and Casino; or (2) Elsinore ceases to own directly or indirectly at least fifty-one percent (51%) of all outstanding shares of COMPANY. For purposes of the Executive Agreement, the parties understand and agree that any transfer of ownership between or among funds managed by Morgens, Waterfall, Vintiadis & the COMPANY, Inc. shall not constitute a "Change of Ownership or Control."

(b) If as a result of a change of ownership or control, EXECUTIVE elected option (1), above, with a successor owner and such successor owner restructures EXECUTIVE'S position within said term of the Executive Agreement such that EXECUTIVE is demoted, her job responsibilities and duties are materially diminished, or her base salary and other benefits are materially reduced, and, as a result thereof, EXECUTIVE resigns at such time, the successor owner shall pay to EXECUTIVE one (1) year's Base Salary, less standard withholdings and deductions, payable in biweekly installments. COMPANY shall also pay for EXECUTIVE'S COBRA benefits for a period of one (1) year.

5.6  Termination by Death:
If the EXECUTIVE dies during the Term, this Agreement shall terminate and the COMPANY shall have no further obligations under this Agreement.

SECTION 6.        Records Of The COMPANY
EXECUTIVE acknowledges and agrees that all books, records, reports, accounts, documents or other information of any kind relating in any manner to the COMPANY'S business or to any clients, customers, suppliers, distributors or third parties doing business with the COMPANY, whether prepared or paid for by EXECUTIVE or otherwise, coming into EXECUTIVE'S possession, shall be the exclusive property of the COMPANY and shall be returned immediately to the COMPANY upon termination of employment for any reason, or at the COMPANY'S request at any time.

SECTION 7.        Notice
Any notices hereunder shall be in writing and shall be effective upon personal delivery or five (5) days after deposit in the U.S. mail, registered or certified, return receipt requested, postage prepaid, addressed to the parties at the following addresses or to such other address(es) as the party to receive such notice shall designate in writing:

                  If to EXECUTIVE:     GINA CONTNER MASTROMARINO
                                       Last known address on file with COMPANY

                  If to the COMPANY:   FOUR QUEENS, INC.
                                       Attn: President / General Manager
                                       202 Fremont Street
                                       Las Vegas, Nevada 89101
SECTION 8.        Governing Law
This Executive Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the laws of the State of Nevada, without regard to its principles of conflicts of laws. The exclusive forum for adjudication of any matter pertaining to this Executive Agreement shall be the federal and state courts located in Clark County, Nevada.

SECTION 9.        Severability
If any clause or provision of this Executive Agreement is adjudged invalid or unenforceable by any court of competent jurisdiction or by operation of any applicable law, it shall not affect the validity of any other clause or provision, which shall remain in full force and effect. If a court of competent jurisdiction finds that any Sections of this Executive Agreement or any portions thereof are invalid or unenforceable, the court may modify the Sections, or any portion thereof, to make them enforceable.

SECTION 10.       Assignment
The parties agree that in the event of a change of ownership or control, the COMPANY may assign this Executive Agreement to the person or entity acquiring ownership or control should EXECUTIVE elect the first option under section 5.5. EXECUTIVE acknowledges and agrees that the duties and obligations of EXECUTIVE under this Executive Agreement are personal and are not assignable or delegable by the EXECUTIVE.

SECTION 11.       Attorneys' Fees
In the event any lawsuit is commenced in relation to this Executive Agreement, each party to the action shall pay its own attorneys' fees and costs of suit.

SECTION 12.  Confidentiality
The existence of this Executive Agreement and its terms are confidential and shall not be disclosed by EXECUTIVE or the COMPANY, except as may be required pursuant to a Change in Ownership or Control, by law or to enforce the provisions hereof.

SECTION 13.       Waiver
No course of dealing or delay between the parties shall operate as a waiver of the rights of any party to this Executive Agreement. No default, covenant, or condition of this Executive Agreement may be waived other than in writing.

SECTION 14.       Captions and Headings
The Captions and Headings in this Executive Agreement are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this Executive Agreement or the intent of any provision herein.

SECTION 15.       Miscellaneous
All references to payment or sums of money in this Executive Agreement shall mean United States currency only.

SECTION 16.        Entire Executive Agreement
The parties acknowledge and agree that this Executive Agreement constitutes the entire understanding and agreement of the parties concerning the subject matter hereof, and supersedes all prior Executive Agreements, both oral and written. It is also understood and agreed by both parties that the terms and provisions of this Executive Agreement are contractual and not merely recital. Both EXECUTIVE and the COMPANY further understand and agree that unless reduced to a writing and signed by both parties, no amendments, revisions, modifications or extensions to this Executive Agreement will be binding and/or enforceable upon either party.

SECTION 17.        Warranty
The Officer of the COMPANY signing this Executive Agreement warrants that he/he is authorized and has the power and authority to sign this Executive Agreement on behalf of the COMPANY.




         DATED this 30th day of December,  2002.

FOUR QUEENS, INC.                           EXECUTIVE EMPLOYEE:

By:      /s/Philip W. Madow                 /s/Gina L. Contner Mastromarino
         Philip W. Madow                    Gina L. Contner Mastromarino
Its:     President